Exhibit 99.1

ONESPAWORLD HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,				Year Ended December 31,
			$	%				$	%
	2020	2019	Inc/(Dec)	Inc/(Dec)	2020	2019 (1)		Inc/(Dec)	Inc/(Dec)
REVENUES:
Service revenues	$2,787	$107,231	$(104,444)	(97)%	$93,682	$431,073		$(337,391)	(78)%
Product revenues	1,044	32,205	(31,161)	(97)%	27,243	131,160		(103,917)	(79)%

Total revenues	3,831	139,436	(135,605)	(97)%	120,925	562,233		(441,308)	(78)%

COST OF REVENUES AND OPERATING EXPENSES:
Cost of services	6,929	95,617	(88,688)	(93)%	107,258	369,680		(262,422)	(71)%
Cost of products	6,750	28,179	(21,429)	(76)%	31,976	114,310		(82,334)	(72)%
Administrative	5,642	1,730	3,912	226%	18,957	16,484		2,473	15%
Salary and payroll taxes	5,371	3,885	1,486	38%	20,138	61,649		(41,511)	(67)%
Amortization of intangible assets	4,205	4,061	144	4%	16,823	13,929		2,894	21%
Goodwill and Tradename impairment	—	—	—	NM	190,777	—		190,777	NM

Total cost of revenues and operating expenses	28,897	133,472	(104,575)	(78)%	385,929	576,052		(190,123)	(33)%

Income (loss) from operations	(25,066)	5,964	(31,030)	(520)%	(265,004)	(13,819)		(251,185)	(1818)%

OTHER INCOME (EXPENSE), NET:
Interest expense	(3,476)	(4,088)	612	15%	(14,703)	(19,838)		5,135	26%
Loss on extinguishment of debt	—	—	—	NM	—	(3,413)		3,413	100%
Interest income	11	8	3	38%	30	43		(13)	(30)%

Total other income (expense), net	(3,465)	(4,080)	615	15%	(14,673)	(23,208)		8,535	37%

(Loss) Income before provision for income taxes	(28,531)	1,884	(30,415)	(1614)%	(279,677)	(37,027)		(242,650)	(655)%
PROVISION (BENEFIT) FOR INCOME TAXES	(556)	(231)	(325)	(141)%	814	(11)		825	7500%

Net (loss) income	(27,975)	2,115	(30,090)	(1423)%	(280,491)	(37,016)		(243,475)	(658)%
Net income attributable to noncontrolling interest	—	972	(972)	(100)%	—	4,012		(4,012)	(100)%

Net (loss) income attributable to OneSpaWorld	$(27,975)	$1,143	$(29,118)	(2548)%	$(280,491)	$(41,028)		$(239,463)	(584)%

Net (loss) income attributable to OneSpaWorld per share:
Basic	$(0.33)	$0.02			$(3.77)	$(0.25	)(2)
Diluted	$(0.33)	$0.02			$(3.77)	$(0.25	)(2)
Weighted average shares outstanding:
Basic	85,148	61,118			74,359	61,118
Diluted	85,148	75,115			74,359	61,118

1)

The presentation of the results of operations for fiscal year ended December 31, 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to December 31, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

2)

The calculation of net loss per share for year-to-date December 31, 2019 excludes the net loss of ($25,459) for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination. The Company believes this presentation of diluted loss per share provides more comparability for the current and year-to-date successor periods to the Business Combination.

Note Regarding Non-GAAP Financial Information

The information herein includes financial measures that are not calculated in accordance with GAAP, including Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow.

The Company defines Adjusted Net Income as net (loss) income, adjusted for non-controlling interest and the impact of certain other items, including normalized interest expense, related party adjustments, increase in depreciation and amortization expense resulting from the Business Combination, non-cash stock-based compensation, normalized tax expense, non-cash prepaid expenses and non-recurring expenses incurred in connection with the Business Combination. Adjusted Net Income Per Diluted Share is defined as Adjusted Net Income divided by the weighted average diluted shares outstanding during the period, as if such shares had been outstanding during the entire three-month and twelve-month periods ended December 31, 2020.

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization and non-controlling interest, adjusted for the impact of certain other items, including non-cash stock-based compensation expense, non-cash prepaid expenses, related party adjustments, and non-recurring expenses incurred in connection with the Business Combination. All of these other items are reported in administrative expenses in the condensed consolidated and combined statements of operations.

The Company defines Unlevered After-Tax Free Cash Flow as Adjusted EBITDA minus capital expenditures and cash taxes paid.

The Company believes that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of the Company’s results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments the Company makes to these non-GAAP measures provide investors further insight into the Company’s profitability and additional perspectives in comparing the Company’s performance to other companies and in comparing the Company’s performance over time on a consistent basis. Adjusted Net Income, Adjusted Net Income Per Diluted Share, Adjusted EBITDA and Unlevered After-Tax Free Cash Flow have limitations as profitability measures in that they do not include total amounts for interest expense on the Company’s debt and provision for income taxes, and the effect of the Company’s expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense and the impact of certain expenses related to items that are settled in cash. Because of these limitations, the Company relies primarily on its GAAP results.

In the future, the Company may incur expenses similar to those for which adjustments are made in calculating Adjusted EBITDA. The Company’s presentation of Adjusted EBITDA should not be construed as a basis to infer that the Company’s future results will be unaffected by extraordinary, unusual or non-recurring items.

Reconciliation of GAAP to Non-GAAP Financial Information

The following table reconciles Net (Loss) Income to Adjusted Net (Loss) Income attributable to OneSpaWorld for the fourth quarter and year-to-date periods ended December 31, 2020 and 2019 and Adjusted Net (Loss) Income attributable to OneSpaWorld Per Diluted Share for the fourth quarter and year-to-date periods ended December 31, 2020 and 2019 (amounts in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019 (h)
Net (Loss) Income	$(27,975)	$2,115	$(280,491)	$(37,016)
Non-controlling Interest (a)	—	(972)	—	(4,012)
Interest Expense (b)	—	—	—	2,947
Loss on Extinguishment of Debt	—	—	—	3,413
Goodwill and trade name impairment charges	—	—	190,777	—
Related Party Adjustments (c)	—	—	—	538
Depreciation and Amortization(d)	3,761	3,761	15,044	12,328
Change in Control Payments (e)	—	—	—	26,284
Stock-Based Compensation	2,990	187	4,950	20,683
Business Combination Costs (f)	—	1,559	1,619	7,160
Addback for Non-Cash Prepaid Expenses (g)	457	—	457	—
Tax expense (i)	52	—	1,798	276

Adjusted Net (Loss) Income attributable to OneSpaWorld	$(20,715)	$6,650	$(65,846)	$32,601

Adjusted Net (Loss) Income attributable to OneSpaWorld Per Diluted Share	$(0.24)	$0.09	$(0.89)	$0.44

Diluted Weighted Average Shares Outstanding	85,148	75,115	74,359	74,001

The following table reconciles Net (Loss) Income to Adjusted EBITDA and Unlevered After-Tax Free Cash Flow for the fourth quarter and year-to-date periods ended December 31, 2020 and 2019 (amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019 (h)
Net (Loss) Income	$(27,975)	$2,115	$(280,491)	$(37,016)
(Benefit) Provision for Income Taxes	(556)	(231)	814	(11)
Interest Income	(11)	(8)	(30)	(43)
Non-controlling Interest (a)	—	(972)	—	(4,012)
Interest Expense	3,476	4,088	14,703	19,838
Loss on Extinguishment of Debt	—	—	—	3,413
Related Party Adjustments (c)	—	—	—	538
Goodwill and trade name impairment charges	—	—	190,777	—
Depreciation and Amortization	6,182	6,281	24,453	21,595
Change in Control Payments (e)	—	—	—	26,284
Stock-based Compensation	2,990	187	4,950	20,683
Business Combination Costs (f)	—	1,559	1,619	7,160
Addback for Non-Cash Prepaid Expenses (g)	457	—	457	276

Adjusted EBITDA	$(15,437)	$13,019	$(42,748)	$58,705

Capital Expenditures	(338)	(539)	(2,132)	(3,426)
Cash Taxes	(78)	—	(136)	(244)

Unlevered After-Tax Free Cash Flow	$(15,853)	$12,480	$(45,016)	$55,035

a)

Non-controlling interest refers to net income attributable to a non-controlling interest in a consolidated subsidiary of OneSpaWorld. On February 14, 2020, the Company purchased the 40% non-controlling interest for $12.3 million in a combination of $10.8 million in cash and 98,753 shares of the Company’s common stock at a share price of $15.26.

b)

Interest expense refers to addback to adjust interest expense as if only the new debt financing resulting from the Business Combination was outstanding as of the beginning of the first quarter of fiscal 2018.

c)	Related party adjustments refers to adjustments to reflect the impact of agreements with related parties, primarily OSW Predecessor supply agreements with a wholly-owned subsidiary of Steiner Leisure.
d)	Depreciation and amortization refers to addback of purchase price adjustments to tangible and intangible assets resulting from the Business Combination.
e)	Change in control payments relates to amounts paid to OSW Predecessor executives upon consummation of the Business Combination.
f)	Business combination costs refers primarily to legal and advisory fees incurred by OneSpaWorld in connection with the Business Combination.
g)	Addback for non-cash prepaid expenses refers to non-cash expenses incurred in connection with certain contracts.

h)

The presentation of the results of operations for the fiscal year 2019 represents the sum of the results of operations for the predecessor period from January 1, 2019 to March 19, 2019 prior to the Business Combination and successor period to the Business Combination from March 20, 2019 to December 31, 2019. The Company believes this non-GAAP presentation of its results of operations for year-to-date fiscal year 2019 provides more comparability to the same period of fiscal 2020.

i)	Valuation allowance related to the Company’s 2020 beginning-of-year deferred tax assets that are not realizable.